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                                                                  EXHIBIT 3.1.15

                          ARTICLES OF INCORPORATION OF

                           SCI SYSTEMS (ALABAMA), INC.

         The undersigned, in order to form a corporation under and pursuant to the laws of the State of Alabama, hereby adopt the following articles of incorporation:

                                       1.

         The name of the corporation is:

                  SCI Systems (Alabama), Inc.

                                       2.

         The corporation is organized pursuant to the provisions of the Alabama Business Corporation Act.

                                       3.

         The corporation shall have perpetual duration.

                                       4.

         The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act.

                                       5.

         The corporation shall have authority to issue 50,000,000 shares of $0.10 par value common stock.

                                       6.

         The corporation shall be entitled to purchase its own shares out of its unreserved and unrestricted earned and capital surplus available therefor.

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                                       7.

         The corporation shall be entitled to distribute a portion of its assets to its shareholders out of unreserved and unrestricted capital surplus available therefor.

                                       8.

         The initial registered office of the corporation shall be at 3109 West Clinton Street, Huntsville, Alabama 35805. The initial registered agent of the corporation at such address shall be D. Lynn Cox.

                                       9.

         The initial board of directors shall consist of one member who shall be and whose address is as follows:

                           Olin B. King
                           5000 Technology Drive
                           Huntsville, Alabama 35804

                                       10.

         The name and address of the incorporator is:

                           D. Lynn Cox
                           3109 West Clinton Street
                           Huntsville, Alabama 35805

                                       11.

         The pre-emptive right of any shareholder to acquire authorized and unissued shares of the corporation is denied.

                                       -2-

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         The under signed, acting as incorporator of the corporation named herein in accordance with the Alabama Business Corporation Act, executes these Articles of Incorporation, this 29th day of December, 1987.

                                             /s/ D. Lynn Cox
                                             -----------------------------------
                                             D. Lynn Cox
                                             Incorporator

THIS INSTRUMENT PREPARED BY

/s/ D. Lynn Cox
-------------------------------------
    HUNTSVILLE, ALABAMA

                                       -3-